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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus, "Other Information" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 8, 1999 on SG Cowen Income + Growth Fund, Inc. in this Registration Statement (Form N-1A No. 33-5676).



                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

New York, New York
January 19, 1999